Exhibit 10.1

JOINDER TO AND MODIFICATION OF
AMENDED AND RESTATED DEFERRED PURCHASE FACTORING AGREEMENT

THIS JOINDER TO AND MODIFICATION OF AMENDED AND RESTATED DEFERRED PURCHASE FACTORING AGREEMENT (this “Joinder”) is made as of November 28, 2016, by and among DFBG SWIMS, LLC, a Delaware limited liability company (“Additional Client”), each undersigned Existing Client (as such term is defined herein) and THE CIT GROUP/COMMERCIAL SERVICES, INC., as Factor (the “Factor”).

RECITALS:

A.Factor and Robert Graham Designs, LLC and Hudson Clothing, LLC (collectively, the “Existing Clients”) have entered into that certain Amended and Restated Deferred Purchase Factoring Agreement dated January 28, 2016, pursuant to which the Factor has made available to the Existing Clients certain factoring accommodations (as amended, restated, supplemented and/or replaced from time to time, the “Factoring Agreement”).  All capitalized terms used but not specifically defined herein shall have the respective meanings set forth in the Factoring Agreement.

B.On or around the date hereof, Differential Brands Group Inc., the parent company of the Existing Clients, has acquired one hundred percent (100%) of the membership interests of Additional Client and Additional Client has, in turn, acquired all of the outstanding shares of Swims AS, a Norwegian private limited company from the prior shareholders (the “Swims Transaction”).  Upon the closing of the Swims Transaction, Additional Client is to, among other things, become a party to the terms of the Factoring Agreement.

C.Pursuant to the Swims Transaction, Additional Client and Existing Clients (each herein, a “Client”) have agreed to execute and deliver this Joinder to Factor.

AGREEMENTS:

NOW, THEREFORE, for and in consideration of the foregoing Recitals (which are incorporated herein by this reference), and for other good and valuable considerations, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Joinder and Assumption of Obligations.  Additional Client and Existing Clients hereby acknowledge, confirm and agree that on and as of the date of this Joinder, Additional Client has, by executing this Joinder, become a party under the Factoring Agreement, and, along with Existing Clients, is included in the definitions of “you”, “your”, “Client” and all other terms of like import under the Factoring Agreement and for all purposes thereof as if Additional Client had executed the Factoring Agreement on the date thereof.  Additional Client will be liable for the Obligations (whether incurred or arising prior to, on, or subsequent to the date of this Joinder) on the same basis as each other Client, and ratifies and agrees to be bound by all of the terms, provisions and conditions of the Factoring Agreement and any other document related to the

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Factoring Agreement (collectively, the “Factoring Documents”).  Additional Client makes all representations, warranties and other statements under the Factoring Agreement and the other Factoring Documents as of the date hereof, in each case, with the same force and effect as if Additional Client was expressly named therein.

2. Representations and Warranties.  Without in any way implying any limitation on any of the provisions of this Joinder, Additional Client and Existing Clients represent and warrant to Factor that: (a) all representations and warranties contained in the Factoring Agreement and the other Factoring Documents are true and correct on and as of the date of this Joinder as if made by Additional Client and each Existing Client on and as of such date, both before and after giving effect to this Joinder; and (b) no default or Event of Default exists or would occur or exist after giving effect to this Joinder.

3. Agreement to Pay and Perform.  Additional Client hereby promises to pay all sums due or to become due from Clients under the Factoring Documents and to perform all of the other Obligations of Clients under the Factoring Documents, all as provided herein and therein.  This Joinder will constitute an amendment to the Factoring Agreement and the other Factoring Documents.  Without limiting the generality of the foregoing and concurrently with the execution and delivery of this Joinder, Additional Client will execute and deliver to Factor such other and further documents as Factor may reasonably require to carry out the purpose and intent of this Joinder.

4. Ratification of Factoring Documents.  Except as specifically amended by this Joinder and the other documents executed in connection herewith, all of the terms and conditions of the Factoring Agreement and the other Factoring Documents shall remain in full force and effect, and the Factoring Agreement and other Factoring Documents shall remain the legal, valid and binding obligations of the parties thereto and hereto.  For the avoidance of doubt, the execution and delivery of this Joinder to Factor shall in no way effectuate a release or other discharge of the obligations of any Client.

5. Modification to Factoring Agreement.

a. The introductory portion of the fifth sentence in section 15.1 of the Factoring Agreement (namely that portion of such sentence which immediately precedes the colon therein) is hereby deleted in its entirety and the following new introductory portion of the fifth sentence in Section 15.1 is substituted therefor:

“The actual combined factoring fees or charges paid to us by Robert Graham Designs, Hudson Clothing and DFBG Swims, LLC (“DFBG”) during any Contract Year or part thereof (each, a “Period”) shall be no less than the following amounts for each Period in the term of this Agreement.”

b. The definition of “Excluded Accounts” set forth in the second paragraph of section 1 of the Factoring Agreement is hereby restated in its entirety as follows:

“‘Excluded Accounts” shall mean (a) all accounts arising from Robert Graham Designs’ sales of inventory to its customers listed on Schedule A attached hereto, (b) all accounts arising from Hudson Clothing’s sales of inventory to its customers

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listed on Schedule B attached hereto and (c) all accounts arising from DFBG’s sales of inventory to its customers listed on Schedule C attached hereto.

6. Miscellaneous.

a. Counterparts.  This Joinder may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed and delivered will be deemed to be an original and all of which taken together will constitute one and the same agreement.

b. Acknowledgement and Waiver.  Additional Client and each Existing Client acknowledges and agrees that they have no defenses to payment and performance of their Obligations under the Factoring Documents on the terms set forth therein, and have no claims or counterclaims against Factor with respect to the Factoring Documents or the transactions or the relationship provided for therein, and forever waive any contention to the contrary.

c. Governing Law. The validity, interpretation and enforcement of this Agreement is governed by the laws of the State of New York, excluding any conflict laws of such State.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, the parties have duly executed this Joinder as of the day and year first above written:

/s/ Michael Buckley
ADDITIONAL CLIENT:	DFBG SWIMS, LLC By: /s/ Michael Buckley Name: Michael Buckley Title: Manager
EXISTING CLIENTS:	ROBERT GRAHAM DESIGNS, LLC By: /s/ Michael Buckley Name: Michael Buckley Title: CEO
HUDSON CLOTHING, LLC By: /s/ Hamish Sandhu Name: Hamish Sandhu Title: Treasurer
FACTOR:	THE CIT GROUP/COMMERCIAL SERVICES, INC. By: /s/ William Riggin Name: William Riggin Title: Vice President

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Schedule “C”

Excluded Accounts
DFBG SWIMS, LLC

Wholesale Customers with the following terms

COD payment terms

Credit card payment terms

Certified fund payment terms

Money wire payment terms

No charge payment terms - for PR customers

Specialist Allowances

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